UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   December 18, 2014

PLASTIC2OIL, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Iroquois Street Niagara Falls, NY		14303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (716) 278-0015

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 8.01       Other Events

As previously reported, on August 8, 2013, Plastic2Oil, Inc. (formerly known as JBI, Inc.) (the “Company”) entered into a stipulation agreement (the “Stipulation Agreement”) in potential settlement of the previously reported class action lawsuit filed by certain stockholders of the Company against the Company and Messrs. Bordynuik and Baldwin (both former officers of the Company) on behalf of a settlement class consisting of purchasers of the Company’s common stock during the period from August 28, 2009 through January 4, 2012. The terms of the Stipulation Agreement are summarized in the Company's Form 8-K, filed with the Securities and Exchange Commission on August 9, 2013.

On December 18, 2014, the Court filed and entered its Order Preliminarily Approving Settlement and Providing for Notice of Proposed Settlement (the “Preliminary Approval Order”). In its Preliminary Approval Order the Court preliminarily approved the settlement, and scheduled a hearing on April 27, 2015, at which the Court will be asked to finally approve the settlement of the litigation and to enter judgment accordingly.

Any actual settlement is subject to risks and uncertainties including, among other things, objections from class members to the terms of the settlement and failure of the Court to approve the settlement.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plastic2Oil, Inc.

December 23, 2014	By:	/s/ Richard Heddle
	Name:	Richard Heddle
	Title:	Chief Executive Officer